Exhibit 10.2

UNIT REPURCHASE AGREEMENT

                  THIS UNIT REPURCHASE AGREEMENT, dated as of April 13, 2002 (together with the Exhibits hereto, this “Agreement”), is by and among The Hillman Companies, Inc., a Delaware corporation (formerly known as SunSource Inc.) (“SunSource”), SUNSUB HOLDINGS, LLC., a Delaware limited liability company and wholly-owned subsidiary of SunSource, together with its successors and assigns (“SunSub”, and collectively with SunSource, the “SunSource Entities”), GC-SUN HOLDINGS, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS

                  WHEREAS, pursuant to the Contribution Agreement between SunSource, certain of its affiliates and the Partnership, dated February 10, 2000 and amended on March 2, 2000 (the “Contribution Agreement”), SunSource contributed its membership interest in Kar Products, LLC and the capital stock of A. & H. Bolt & Nut Company Limited, a company organized under the laws of the Province of Ontario (“A&H Bolt”), and SunSource Canada Investment Company, an unlimited liability company organized under the laws of the Province of Nova Scotia (collectively, the “SunSource Contribution”), to the Partnership on March 2, 2000, in exchange for an interest in the Partnership;

                  WHEREAS, on October 4, 2000, SunSource’s interest in the Partnership was transferred and assigned to SunSub;

                  WHEREAS, pursuant to Sections 9.5 and 9.6 of the Fourth Amended and Restated Agreement of Limited Partnership of GC-SUN Holdings, L.P., dated December 5, 2001 (the “Partnership Agreement”), the Partnership has the right to call SunSub’s Class B Units and Class F Units of the Partnership (collectively, “SunSub Units”);

                  WHEREAS, on January 4, 2002, the Partnership exercised it call rights pursuant to Sections 9.5 and 9.6 of the Partnership Agreement and provided SunSub with the requisite notice of such call exercises in accordance with the terms of the Partnership Agreement; and

                  WHEREAS, the parties have mutually agreed to the terms of the repurchase of the SunSub Units pursuant to Sections 9.5 and 9.6 of the Partnership Agreement and SunSub and the Partnership wish to hereby evidence such agreement and the repurchase of SunSub’s Class B Unit and Class F Units by the Partnership.

                  NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, conditions, agreements and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE

                  Section 1.1       Purchase and Sale of Shares. Upon the terms and conditions of this Agreement, at the Closing, SunSub hereby agrees to sell, transfer, convey, assign and deliver to the Partnership, free and clear of any Liens, and the Partnership hereby agrees to purchase, acquire and accept from SunSub the SunSub Units for the consideration described in Section 1.2 below (the “Unit Purchase”).

                  Section 1.2       Purchase Price

                  The aggregate consideration for the SunSub Units shall be TEN MILLION DOLLARS AND ZERO CENTS ($10,000,000.00) (the “Purchase Price”), which amount shall be payable at the Closing, by issuance of the Note by the Partnership to SunSub.

                  Section 1.3       Closing. The closing of the Unit Purchase and the other transactions contemplated by this Agreement (the “Closing”) shall take place on the first Business Day after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions to Closing (other than those conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the “Closing Date”), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at a location or by other means mutually agreed upon by the parties hereto.

                  Section 1.4       Closing Procedures and Deliveries.

                  (a)       Transfer and Delivery of Shares. To effect the sale and transfer of the SunSub Units, at the Closing SunSub shall transfer and deliver to the Partnership the Unit certificates representing the SunSub Units, free and clear of any Liens of any nature whatsoever, duly endorsed in blank for transfer, or accompanied by irrevocable stock powers duly executed in blank, in either case by the holders of record of such Units.

                  (b)       Issuance of Note. At the Closing, upon receipt of the SunSub Units as provided in Section 1.1, the Partnership shall issue the Note to SunSub in accordance with Section 1.2 hereof.

                  (c)       Certificates; Opinions and Documents. At the Closing, the Partnership and the SunSource Entities shall deliver the certificates, opinions and documents described in Article V of this Agreement required to be delivered at Closing as conditions to Closing.

                  (d)       Other Closing Transactions. At the Closing, each of the parties hereto shall take such other actions reasonably required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Article V of this Agreement.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF SUNSOURCE

                  SunSource represents and warrants to the Partnership that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made at such time and as though the Closing Date were substituted for the date of this Agreement throughout this Article II).

                  Section 2.1       Ownership of SunSub Units. SunSub is the sole owner, beneficially and of record, of the SunSub Units, free and clear of any Liens. At the Closing, such SunSub will transfer good and valid title to the SunSub to the Partnership free and clear of any Liens.

                  Section 2.2       Organization. SunSub is duly formed, validly existing and in good standing under the laws of the State of Delaware. SunSource is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  Section 2.3       Authority; Enforceablity. Each of the SunSource Entities has all requisite corporate or company power and authority, and prior to Closing will have taken all corporate or company actions necessary, to execute and deliver the Note and this Agreement, to consummate the transactions contemplated by this Agreement, and to perform their respective obligations hereunder and thereunder. The execution and delivery by each of the SunSource Entities of this Agreement and the Note and the consummation by each of SunSource Entities of the transactions contemplated hereby and thereby have been duly approved by the requisite governing bodies of such entities. No other proceedings on the part of the SunSource Entities are necessary to authorize the execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the SunSource Entities party hereto, and constitutes the legal, valid and binding obligation of each of the SunSource Entities, enforceable against each such entity in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  Section 2.4       No Violations. Except as provided in Schedule 2.4 hereof, the execution, delivery or performance by the SunSource Entities of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby and the compliance by each of the SunSource Entities with any of the provisions hereof, do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of either of the SunSource Entities, (b) conflict with or violate any Law or Governmental Order pertaining to the SunSource Entities, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration of, or result in the creation of any Lien on the SunSub Units pursuant to, any Contract to which any of the SunSource Entities is a party or subject or by which any of the SunSource Entities is bound or affected.

                  Section 2.5       Governmental Consents. The execution, delivery and performance by the SunSource Entities of this Agreement and the Note and the transactions contemplated hereby and thereby do not and will not require any consent, approval, authorization, satisfaction or other order of, review or action by, filing with or notification to any Governmental Authority.

                  Section 2.6       No Other Agreements to Purchase. No Person (other than the Partnership hereunder or the Class A Holder (as defined in the Partnership Agreement)) has any written or oral agreement or option or any right or privilege whatsoever, whether by law, pre-emptive or contractual, capable of becoming an agreement or option for the purchase or acquisition from SunSub of any of the SunSub Units.

                  Section 2.7       Brokers and Finders. No investment banker, broker or finder which has been retained by or is authorized to act on behalf of the SunSource Entities, is entitled to any fee or commission from either of the SunSource Entities, in connection with the transactions contemplated by this Agreement.

                  Section 2.8       Litigation. There are no Proceedings pending or, to the knowledge of the SunSource Entities, threatened against either of the SunSource Entities affecting the SunSub Units or which could conflict with or limit the SunSource Entities’ ability to perform their obligations under this Agreement.

                  Section 2.9       Release of Claims. The SunSource Entities have not currently assigned or transferred any interest in any of the Claims to be released by Section 4.1 hereof and the SunSource Entities will not in the future, assign or transfer any interest in any such released Claims. The SunSource Entities acknowledge that they have been given the opportunity to review all information and documents with respect to the Claims to be released by Section 4.1 hereof prior to entering into this Agreement. The SunSource Entities further acknowledge that they have made an independent investigation in making their decision to agree to the release set forth in Section 4.1 hereof. The SunSource Entities are not relying on any statements or representations by the Partnership or any Partnership Releasee in agreeing to the release set forth in Section 4.1 hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

                  The Partnership hereby represents and warrants to the SunSource Entities that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made at such time and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

                  Section 3.1       Organization. The Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware.

                  Section 3.2       Authority. The Partnership has all requisite partnership power and authority, and prior to Closing will have taken all partnership actions necessary, to execute and deliver this Agreement and the Note, to consummate the transactions contemplated by this Agreement and the Note and to perform its obligations hereunder and thereunder. The execution and delivery by the Partnership of this Agreement and the Note and the consummation by the Partnership of the transactions contemplated hereby and thereby have been duly approved by all necessary partnership action on the part of the Partnership. No other proceedings on the part of the Partnership are necessary to authorize the execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby.

                  Section 3.3       Enforceability. This Agreement and the Note have been duly executed and delivered by the Partnership and constitute legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  Section 3.4       No Conflict or Violation. Except for consents or waivers that may be required under the Credit Documents and set forth on Schedule 3.4 hereto, the execution, delivery and performance by the Partnership of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby and the compliance by the Partnership with any of the provisions hereof and thereof, do not and will not (a) violate, conflict with or result in the breach of any provision of the Partnership Agreement or any other organizational documents of the Partnership, (b) conflict with or violate any Law or Governmental Order applicable to the Partnership or any of its assets or properties, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or acceleration of, or result in the creation of any Lien on any of the assets or properties of the Partnership pursuant to, any Contract to which the Partnership is a party or by which any of its assets or properties is bound or affected.

                  Section 3.5       Governmental Consents. The execution, delivery and performance by the Partnership of this Agreement and the Note and the transactions contemplated hereby do not and will not require any consent, approval, authorization, satisfaction or other order of, review or action by, filing with or notification to any Governmental Authority.

                  Section 3.6       Brokers. No investment banker, broker or finder which has been retained by or is authorized to act on behalf of the Partnership, is entitled to any fee or commission from the Partnership in connection with the transactions contemplated by this Agreement.

                  Section 3.7       Litigation. There are no Proceedings pending or, to the knowledge of the Partnership, threatened against the Partnership which could conflict with or limit the Partnership’s ability to perform its obligations under this Agreement.

                  Section 3.8       Release of Claims. The Partnership has not currently assigned or transferred any interest in any of the Claims to be released by Section 4.2 hereof and the Partnership will not in the future, assign or transfer any interest in any such released Claims.

The Partnership acknowledges that it has been given the opportunity to review all information and documents with respect to the Claims to be released by Section 4.2 hereof prior to entering into this Agreement. The Partnership further acknowledges that it has made an independent investigation in making its decision to agree to the release set forth in Section 4.2 hereof. The Partnership is not relying on any statements or representations by the SunSource Entities or any SunSource Releasee in agreeing to the release set forth in Section 4.2 hereof.

                  Section 3.9       Financial Statements. The Partnership has previously provided to SunSource a true and complete copy of the unaudited consolidated and consolidating financial statements pertaining to the fiscal year ended December 31, 2001 (the “Unaudited Financials”). The Unaudited Financials were prepared in accordance with GAAP, are true and correct in all material respects and fairly present the operating income and financial condition of the Partnership and each of its subsidiaries at such date and for the period then ended.

ARTICLE IV.
ADDITIONAL AGREEMENTS

                  Section 4.1       Release of Claims by SunSource Releasors.

                  (a)       Waiver. Upon Closing, the SunSource Entities shall, for themselves and on behalf of the SunSource Releasors (as herein defined), hereby waive and release any rights to initiate or prosecute or participate in the initiating or prosecuting of any Claims (hereinafter defined) against or with respect to the Partnership, or any Releasee (hereinafter defined), arising out of, concerning in any way or resulting from (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement (other than the right to receive accrued but unpaid tax distributions through the date hereof as provided in Section 4.1 of the Partnership Agreement), in each case whether any such Claims are existing as of, or at anytime prior to, Closing or arising anytime thereafter; provided, however, such waiver and release shall not in any way limit the SunSource Entities’ rights under this Agreement or the Note or the SunSource Indemnified Parties’ ability to seek indemnity under Article VI of this Agreement.

                  (b)       Release. Upon Closing, the SunSource Entities shall, for themselves and on behalf of the SunSource Releasors, hereby release and forever discharge the Partnership and all Partnership Releasees (hereinafter defined) of and from any and all manner of Claims which the SunSource Releasors have or may have as of, or at any time prior to, Closing or may anytime thereafter have against any Releasee (hereinafter defined) arising out of, concerning in any way or resulting from the (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement (other than the right to receive accrued but unpaid tax distributions through the date hereof as provided in Section 4.1 of the Partnership Agreement), in each case whether any such Claims are existing as of or at any time prior to Closing or arising anytime thereafter; provided, however, such release and discharge shall not in any way limit the SunSource Entities’ rights under this Agreement or the Note or the SunSource Indemnified Parties’ ability to seek indemnity under Article VI hereunder.

                  (c)       Claims. “Claims” shall mean any action or actions, cause or causes of action, in law or in equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and reasonable attorneys’ fees of any nature whatsoever, including, without limitation, claims based upon breach of fiduciary or other duty, legal fault, misrepresentation or omission, negligence, offense, quasi-offense, contract, quasi-contract or any other theory, or for actions taken or omitted to be taken in regard to the (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement (other than the right to receive accrued but unpaid tax distributions through the date hereof as provided in Section 4.1 of the Partnership Agreement), in each case whether fixed or contingent, including knowing, suspected or Unknown Claims (hereinafter defined).

                  (d)       SunSource Releasors. “SunSource Releasor” or “SunSource Releasors” shall mean any or all of the SunSource Entities, and any corporation, partnership, joint venture, or business enterprise controlled by, under common control with or controlling such companies, each of the officers, directors, corporate representatives of such companies, and all direct or indirect subsidiaries of such entities, and each of the parents, subsidiaries, equity holders, officers, directors, corporate representatives, employees, agents, advisors, lawyers or accountants thereof.

                  (e)       Partnership Releasees. “Partnership Releasee” or “Partnership Releasees” shall mean any or all of Partnership, GC-SUN, Inc. and any corporation, partnership, joint venture, or business enterprise controlled by, under common control with or controlling such companies, each of the officers, directors, corporate representatives of such companies, and all direct or indirect subsidiaries of such entities, and each of the parents, subsidiaries, equity holders, officers, directors, corporate representatives, employees, agents, advisors, lawyers or accountants thereof.

                  (f)       Unknown Claims Generally. For the purposes of this Section 4.1, “Unknown Claims” means any and all Claims including, without limitation, any Claim the SunSource Releasors’ do not know or do not suspect to exist in their favor at the time of the giving of the release which, if known by them might have affected their decision regarding the releases. The SunSource Entities, for themselves and on behalf of the SunSource Releasors, hereby acknowledge that the Releasors might after Closing discover facts in addition to or different from those which they knew at Closing or believed to be true with respect to the subject matter of the Claims released by this Section 4.1, but nonetheless the SunSource Releasors’ shall be deemed to have fully, finally and forever settled and released any and all Claims arising out of, concerning in any way or resulting from (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement (other than the right to receive accrued but unpaid tax distributions through the date hereof as provided in Section 4.1 of the Partnership Agreement), in each case whether any such Claims are known or unknown, suspected or unsuspected, contingent or non-contingent, which existed at or prior to Closing or may come to exist in the future upon any theory of law or equity now existing or coming into existence in the future.

                  (g)       Scope of Release. The release provided for in this Section 4.1 is intended by the SunSource Entities, for themselves and on behalf of the SunSource Releasors, to be as broad as the law allows and is intended specifically to be a compromise and release generally of all released Claims of the SunSource Releasors against all Partnership Releasees arising out of, concerning in any way or resulting from (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement (other than the right to receive accrued but unpaid tax distributions through the date hereof as provided in Section 4.1 of the Partnership Agreement), in each case whether any such Claims are existing as of or at anytime prior to Closing or arising anytime thereafter; provided, however, such release and compromise shall not in any way limit the SunSource Entities’ rights under this Agreement or the Note or the SunSource Indemnified Parties’ ability to seek indemnity under Article VI hereunder.

                  (h)       Waiver. The SunSource Entities, for themselves and the SunSource Releasors, hereby specifically waive any purported right to challenge the validity or seek rescission of, or to vitiate, this release provided under this Section 4.1 of the Agreement on the ground that any information was kept concealed from the SunSource Releasors by any of the Partnership Releasees, and agree, on behalf of themselves and the SunSource Releases, that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind this release on any such grounds is hereby expressly waived.

                  (i)       Indemnification. From and after the Closing, SunSource shall indemnify, save and hold harmless the Partnership Releasees’ from and against any and all Damages in connection with, arising out of, resulting from or incident to any Claims waived and released by the SunSource Releasors pursuant to this Section 4.1 of the Agreement.

                  (j)       No Admission of Wrongdoing. Nothing in this Section 4.1 shall be construed as an admission of liability, fault or wrongdoing on the part of any Partnership Releasee.

                  Section 4.2       Release of Claims by Partnership Releasors.

                  (a)       Waiver. Upon Closing, the Partnership shall, for itself and on behalf of the Partnership Releasors (as herein defined), hereby waive and release any rights to initiate or prosecute or participate in the initiating or prosecuting of any Claims (hereinafter defined) against or with respect to the SunSource Entities, or any SunSource Releasee (hereinafter defined), arising out of, concerning in any way or resulting from (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement, in each case whether any such Claims are existing as of, or at any time prior to Closing or arising anytime thereafter; provided, however, such waiver and release shall not in any way limit the Partnership’s rights under this Agreement, the Note or the Partnership Indemnified Parties’ ability to seek indemnity under Article VI of this Agreement.

                  (b)       Release. Upon Closing, the Partnership shall, for itself and on behalf of the Partnership Releasors, hereby release and forever discharge the SunSource Entities and all SunSource Releasees (hereinafter defined) of and from any and all manner of Claims which the Partnership Releasors have or may have as of, or at any time prior to, Closing or may anytime thereafter have against any SunSource Releasee (hereinafter defined) arising out of, concerning in any way or resulting from the (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement, in each case whether any such Claims are existing as of or at anytime prior to Closing or arising anytime thereafter; provided, however, such release and discharge shall not in any way limit the Partnership’s rights under this Agreement, the Note or the Partnership Indemnified Parties’ ability to seek indemnity under Article VI hereunder.

                  (c)       Claims. “Claims” shall mean any action or actions, cause or causes of action, in law or in equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and reasonable attorneys’ fees of any nature whatsoever, including, without limitation, claims based upon breach of fiduciary or other duty, legal fault, misrepresentation or omission, negligence, offense, quasi-offense, contract, quasi-contract or any other theory, or for actions taken or omitted to be taken in regard to the (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement, in each case whether fixed or contingent, including knowing, suspected or Unknown Claims (hereinafter defined).

                  (d)       Partnership Releasors. “Partnership Releasor” or “Partnership Releasors” shall mean any or all of the Partnership, and any corporation, partnership, joint venture, or business enterprise controlled by, under common control with or controlling such companies, each of the officers, directors, corporate representatives of such companies, and all direct or indirect subsidiaries of such entities, and each of the parents, subsidiaries, equity holders, officers, directors, corporate representatives, employees, agents, advisors, lawyers or accountants thereof.

                  (e)       SunSource Releasees. “SunSource Releasee” or “SunSource Releasees” shall mean any or all of the SunSource Entities and any corporation, partnership, joint venture, or business enterprise controlled by, under common control with or controlling such companies, each of the officers, directors, corporate representatives of such companies, and all direct or indirect subsidiaries of such entities, and each of the parents, subsidiaries, equity holders, officers, directors, corporate representatives, employees, agents, advisors, lawyers or accountants thereof.

                  (f)       Unknown Claims Generally. For the purposes of this Section 4.2, “Unknown Claims” means any and all Claims including, without limitation, any Claim the Partnership Releasors’ do not know or do not suspect to exist in their favor at the time of the giving of the release which, if known by him might have affected his decision regarding the releases. The Partnership, for itself and on behalf of the Partnership Releasors, hereby acknowledges that the Partnership Releasors might after Closing discover facts in addition to or different from those which they knew at Closing or believed to be true with respect to the subject matter of the Claims released by this Section 4.2, but nonetheless the Partnership Releasors’ shall be deemed to have fully, finally and forever settled and released any and all Claims arising out of, concerning in any way or resulting from (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement, in each case whether any such Claims are known or unknown, suspected or unsuspected, contingent or non-contingent, which existed at or prior to Closing or may come to exist in the future upon any theory of law or equity now existing or coming into existence in the future.

                  (g)       Scope of Release. The release provided for in this Section 4.2 is intended by the Partnership, for itself and on behalf of the SunSource Releasors, to be as broad as the law allows and is intended specifically to be a compromise and release generally of all released Claims of the Partnership Releasors against all SunSource Releasees arising out of, concerning in any way or resulting from (i) the repurchase of the SunSub Units affected by this Agreement or (ii) the Partnership Agreement, in each case whether any such Claims are existing as of or at anytime prior to Closing or arising anytime thereafter; provided, however, such release and compromise shall not in any way limit the Partnership’s rights under this Agreement, the Note or the Partnership Indemnified Parties’ ability to seek indemnity under Article VI hereunder.

                  (h)       Waiver. The Partnership, for itself and on behalf of the Partnership Releasors, hereby specifically waives any purported right to challenge the validity or seek rescission of, or to vitiate, this release provided under this Section 4.2 of the Agreement on the ground that any information was kept concealed from the Partnership Releasors by any of the SunSource Releasees, and agrees on behalf of itself and the Partnership Releases that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind this Release on any such grounds is hereby expressly waived.

                  (i)       Indemnification. From and after the Closing, the Partnership shall indemnify, save and hold harmless the SunSource Releasees’ from and against any and all Damages in connection with, arising out of, resulting from or incident to any Claims waived and released by the Partnership Releasors pursuant to this Section 4.2 of the Agreement.

                  (j)       No Admission of Wrongdoing. Nothing in this Section 4.2 shall be construed as an admission of liability, fault or wrongdoing on the part of any SunSource Releasee.

                  (k)       Tax Allocations. Notwithstanding anything set forth in this Section 4.2, for all income and other tax purposes, SunSub shall be and shall be treated as a partner of the Partnership through the Closing Date and the Partnership shall be entitled to make with respect to SunSub all appropriate allocations of income, losses and other items, as provided in Article V of the Partnership Agreement with respect to all periods prior to the Closing Date.

                  Section 4.3       Partnership Reporting. Notwithstanding anything to the contrary contained herein, from time to time until the Closing Date, the Partnership shall provide to SunSource all reports and other information required to be provided under the Partnership Agreement to Partners under the Partnership Agreement, in connection with SunSub’s ownership of the SunSub Units through the Closing Date.

                  Section 4.4       Further Assurances. The parties hereto agree (a) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, all actions necessary to satisfy the conditions to Closing set forth in Article V hereof, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carryout the transactions contemplated by this Agreement and (c) to cooperate with each other in connection with the foregoing.

                  Section 4.5       Call Right. If the transactions contemplated by this Agreement are not consummated and the Closing does not occur because of a failure to satisfy any of the conditions set forth in Section 5.2 hereof (other than Section 5.2(e)), the Partnership shall be deemed to have not exercised its call rights pursuant to Section 9.5 and 9.6 of the Partnership Agreement (the “Call Rights”) and the Partnership shall retain its right to exercise such Call

Rights with respect to the SunSub Units at any time in the future, in accordance with the terms of the Partnership Agreement.

ARTICLE V.
CONDITIONS TO CLOSING

                  Section 5.1       Conditions to Obligations of the SunSource Entities. The obligations of the SunSource Entities to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the SunSource Entities), at or prior to the Closing, of each of the following conditions:

                  (a)       Representations and Warranties. All representations and warranties of the Partnership contained in this Agreement that are qualified by materiality shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date, and all representations and warranties of the Partnership contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of the Closing Date.

                  (b)       Performance of Agreements and Covenants. The Partnership shall have duly performed and complied with in all material respects all of its agreements and covenants pursuant to this Agreement on or prior to the Closing Date.

                  (c)       No Order. No order, statute, regulation, executive order, injunction, stay, decree, directive or restraining order shall have been enacted, entered, promulgated or enforced by any court or quasi-judicial or administrative agency of any federal, state, or local jurisdiction that would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation thereof.

                  (d)       Consents; Regulatory Compliance and Approval. All consents, approvals and waivers from, registrations and filings with and notices to Governmental Authorities necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, unless the failure to obtain any such consent, approval or waiver or make such registration or filing or give such notice could not reasonably be expected have a material adverse effect on the ability of the Partnership to perform its obligations under this Agreement.

                  (e)       Officer’s Certificates. The Partnership shall have delivered to SunSource a certificate signed by a duly authorized officer of the Partnership to the effect that each of the conditions specified in Sections 5.1(a) and (b) of this Agreement is satisfied in all respects.

                  (f)       Note. The Partnership shall have executed and delivered the Note.

                  (g)       Opinion of Counsel. The Partnership shall have delivered to SunSource an opinion of their counsel, Latham & Watkins, dated as of the Closing Date, substantially in the form of Exhibit B hereto.

                  (h)       Consents. SunSource shall have obtained the consents required to consummate the transactions contemplated hereby, which consents are set forth on Schedule 5.1(h) hereto.

                  (i)       Financing Documents. SunSource shall have received copies of the Securities Purchase Agreement and the Senior Credit Agreement.

                  (j)       Refund. SunSource shall have received $25,000 in immediately available funds from the Partnership relating to the reimbursement of payments made by SunSource to Houlihan Lokey Howard & Zukin.

                  (k)       General Partner Certificate. SunSource shall have received from the Partnership, (i) certified as of a recent date by the Secretary of State of the State of Delaware, a certificate as to the good standing of the Partnership as of a recent date, from such Secretary of State and (ii) a certificate of the General Partner dated as of the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Partnership Agreement as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the General Partner authorizing the execution, delivery and performance of the Note and this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Partnership Agreement has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each Person executing this Agreement, the Note or any other document delivered in connection herewith on behalf of the Partnership.

                  Section 5.2       Conditions to Obligations of the Partnership. The obligations of the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Partnership in writing), at or prior to the Closing, of each of the following conditions:

                  (a)       Representations and Warranties. All representations and warranties of SunSource contained in this Agreement that are qualified by materiality shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date, and all representations and warranties of SunSource contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of the Closing Date.

                  (b)       Performance of Agreements and Covenants. The SunSource Entities shall have duly performed and complied with in all material respects all of their respective agreements and covenants pursuant to this Agreement on or prior to the Closing Date.

                  (c)       No Order. No Action shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Partnership to own the SunSub Units.

                  (d)       Consents; Regulatory Compliance and Approval. All consents, approvals and waivers from, registrations and filings with and notices to Governmental Authorities necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, unless the failure to obtain any such consent, approval or waiver or make such registration or filing or give such notice could not reasonably be expected to have a material adverse effect on the ability of the SunSource Entities to perform their obligations under this Agreement.

                  (e)       Bank Consents, Amendments or Waivers. The Partnership shall have received all required amendments, approvals, waivers, or consents with respect to the Credit Documents necessary for the Partnership consummate the transactions contemplated hereby, including the issuance of the Note and repurchase of the SunSub Units.

                  (f)       Officer’s Certificates. Each of the SunSource Entities shall have delivered to the Partnership a certificate signed by an appropriate officer thereof to the effect that each of the conditions specified in Sections 5.2(a) and (b) of this Agreement have been satisfied in all respects.

                  (g)       Opinion of Counsel. The Partnership shall have delivered to SunSource an opinion of their counsel, Piper Marbury Rudnick & Wolfe LLP dated as of the Closing Date, substantially in the form of Exhibit C hereto.

                  (h)       Secretary’s Certificate. The Partnership shall have received from each of the SunSource Entities, (i) certified as of a recent date by the Secretary of State of the State of Delaware, a certificate as to the good standing of each of the SunSource Entities as of a recent date, from such Secretary of State and (ii) a certificate of the Secretary of each of the SunSource Entities dated as of the Closing Date and certifying (A) that attached thereto is a true and complete copy of each such entities’ Organizational Documents as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of each of the SunSource Entities authorizing the execution, delivery and performance of the Note and this Agreement and that each such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organizational Documents for each of the SunSource Entities has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each Person executing this Agreement, the Note or any other document delivered in connection herewith on behalf of each of the SunSource Entities.

                  (i)       Pledges or Liens. The Partnership shall have received releases in form and substance satisfactory to the Partnership, effective to release all Liens in favor of PNC Bank, National Association or any other Persons on or relating to the SunSub Units.

ARTICLE VI.
INDEMNIFICATION

                  Section 6.1       Survival of Representations, Etc. All of the representations, warranties, covenants and agreements of the parties contained in this Agreement or any other certificate, instrument or document delivered pursuant hereto shall survive the Closing; provided, however, that (a) except as provided in subsections (b) below, the representations and warranties contained in this Agreement shall survive for a period of eighteen (18) months following the Closing and (b) the representations and warranties contained in Sections 2.1 (Ownership of SunSub Units), 2.2 (Organization), 2.3 (Authority; Enforceability), 3.1 (Organization), 3.2 (Authority) and 3.3 (Enforceability) of this Agreement shall survive in perpetuity with respect to the matters addressed in such sections. The termination of the representations, warranties or indemnities provided in this Section 6.1 shall not affect the rights of any party hereto in respect of any claim with respect to which notice has been given under this Article VI prior to the expiration of the applicable survival period provided in this Section 6.1.

                  Section 6.2       Indemnification

                  (a)       Indemnification by SunSource. From and after the Closing, SunSource shall indemnify, save and hold harmless the Partnership and its Affiliates and their respective Representatives (collectively, the “Partnership Indemnified Parties”) from and against any and all Damages in connection with, arising out of, resulting from or incident to:

(i) any misrepresentation or breach of warranty in connection with any of the representations or warranties given or made by SunSource in this Agreement or any other agreement, certificate, instrument or other document executed and delivered by any of the SunSource Entities pursuant hereto (without regard to any qualification thereof as to materiality);

(ii) any breach of any covenant or agreement by the SunSource Entities contained in this Agreement or any other agreement, certificate, instrument or other document executed and delivered by the SunSource Entities pursuant hereto (without regard to any qualification thereof as to materiality);

                  (b)       Indemnification by the Partnership. From and after the Closing, the Partnership shall indemnify, save and hold harmless the SunSource and its Affiliates and their respective Representatives (the “SunSource Indemnified Parties”) from and against and all Damages arising out of, resulting from or incident to:

(i) any misrepresentation or breach of warranty in connection with any of the representations or warranties given or made by the Partnership in this Agreement or any other agreement, certificate, instrument or other document executed and delivered by the Partnership pursuant hereto;

(ii) any breach of any covenant or agreement by the Partnership contained in this Agreement or any other agreement, certificate, instrument or other document executed and delivered by the Partnership pursuant hereto;

                  (c)       Notice of Claims; Defense of Claims. Any party hereto seeking indemnification under this Article VI (the “Indemnified Party”) shall give the party from whom indemnification is being sought (the “Indemnifying Party”) notice of any claim, Action or matter which such Indemnified Party has determined has given or could give rise to Damages for which indemnification may be sought under this Section 6.2 or would otherwise give rise to a right of indemnification under this Agreement (a “Claim”), as soon as practicable after the party hereto seeking indemnification becomes aware of such Claim; provided, however, that the failure to provide such notice shall not relieve the Indemnifying Party from any of its obligations under this Section 6.2 except to the extent the Indemnifying Party is materially prejudiced by such failure. Upon receipt of such notice, the Indemnifying Party shall be entitled at its cost, risk and expense to assume and control the defense and investigation of such Claim, and to employ and engage counsel of its choice, if the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice; provided, however, that if there exists a material conflict of interest (other than one that is of a monetary nature) or if the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, which, in either case, would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party (but the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together). In the event the Indemnifying Party exercises the right to undertake any such defense against any such Claim as provided in this Section 6.2(c), (i) the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such Claim and any appeal arising therefrom, and (ii) the Indemnified Party agrees to cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as may be reasonably required by the Indemnifying Party. In the event the Indemnifying Party fails to assume the defense of such Claim within thirty (30) days after receipt of notice thereof, (i) the Indemnified Party against which such Claim has been asserted shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of, at the expense of and for the account and risk of the Indemnifying Party, and (ii) the Indemnifying Party agrees to cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as may be reasonably required by the Indemnified Party.

                  (d)       Settlement of Claims. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), (i) settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Claim of all Indemnified Parties affected by such Claim or (ii) settle or compromise any Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

                  (e)       Reduction of Damages. To the extent any Damages of an Indemnified Party are reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment, a “Reimbursement”) shall be credited against any such Damages; provided, however, (x) the pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Damages, and (y) the Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Damages. If any Reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of any Damages, such Reimbursement shall be promptly paid over to the Indemnifying Party.

                  Section 6.3       Partnership’s Right of Set-Off.

                  (a)       Notwithstanding anything to the contrary in this Agreement, and regardless of other means of obtaining payment, at any time and from time to time any Partnership Indemnified Party delivers a notice (“Judgment Notice”) to SunSource regarding any Claim for which the Partnership Indemnified Party is or may be entitled to indemnification from SunSource under this Article IX and which Claim has been reduced to a judgment in favor of such Partnership Indemnified Party by a Governmental Authority of competent jurisdiction (a “Judgement”), the Partnership is hereby authorized to withhold and set-off and apply against any amounts owing or that may be owed to any of the SunSource Entities by the Partnership under (i) this Agreement and (ii) the Note (as to the extent provided in such Note), up to such amounts as set forth in each such Judgement Notice. The rights of the Partnership under this Section 6.3(a) shall include, without limitation, the right to withhold and retain any payment due under the Note in accordance with the terms of the Note.

                  (b)       Notwithstanding anything in this Agreement to the contrary (and without limiting the generality of Section 9.12), (i) the rights to set-off provided in the Note or otherwise pursuant to this Section 6.3 and (ii) any other rights and remedies under this Agreement or in equity or at law that any Partnership Indemnified Party may have with respect to the satisfaction of the indemnification obligations of SunSource under this Agreement shall be cumulative, and the exercise of any such right by any Person shall not be exclusive of any other right or remedy and shall not limit, modify, adversely affect, prejudice or impair the exercise (or ability to exercise) any such rights or remedies.

ARTICLE VII.
TERMINATION

                  Section 7.1       Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)       by the mutual written consent of SunSource and the Partnership;

                  (b)       by SunSource upon written notice in the event of a material breach of any representation or warranty of the Partnership contained in this Agreement or any covenant or agreement to be performed or complied with by the Partnership pursuant to the terms of this

                  Agreement, which breach (i) has continued without cure for a period of ten (10) days following notice thereof by SunSource to the Partnership and (ii) would result in a condition to Closing set forth in Section 5.1 of this Agreement not being satisfied (which condition has not been waived by SunSource in writing); or

                  (c)       by the Partnership upon written notice in the event of a material breach of any representation or warranty of SunSource contained in this Agreement or any covenant or agreement to be performed or complied with by the SunSource Entities pursuant to the terms of this Agreement, which breach (i) has continued without cure for a period of ten (10) days following notice thereof by the Partnership to SunSource and (ii) would result in a condition to Closing set forth in Section 5.2 of this Agreement not being satisfied (which condition has not been waived by the Partnership in writing).

                  Section 7.2       Effect of Termination. In the event of any termination of this Agreement in accordance with Section 7.1 of this Agreement, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability on the part of any party hereto to any other Party, except that nothing herein shall relieve any party hereto from liability for any willful breach of this Agreement occurring prior to any such termination.

ARTICLE VIII.
DEFINITIONS

                  Section 8.1       Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or the plural.

                  “Action” shall mean any claim, action, cause of action, suit, order, writ, litigation, labor dispute, injunction, judgment, decree, criminal prosecution, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitral body.

                  “Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

                  “Class B Unit” shall have the meaning set forth in the Partnership Agreement.

                  “Class F Unit” shall have the meaning set forth in the Partnership Agreement.

                  “Contract” shall mean agreements, contracts, leases, licenses, notes, loans, evidence of indebtedness, purchase orders, bonds, mortgages, indentures, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, purchase and sales orders, and other executory commitments to which any person is a party or to which any of the assets of the any person is subject, whether oral or written, express or implied.

                  “Credit Documents” shall mean the Senior Credit Agreement, all other Loan Documents (under and as defined in the Senior Credit Agreement), and the Note Documents.

                  “Damages” shall mean any and all costs, losses (including, without limitation, diminution in value), taxes, Liabilities, obligations, damages (including special damages), lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of a Claim), including, without limitation, reasonable attorneys’ fees, interest, penalties, costs of mitigation, lost profits and all amounts paid in investigation, defense or settlement of any of the foregoing. As used in this Agreement, Damages shall not be limited to matters asserted by third parties against an Indemnified Party, but shall include Damages incurred or sustained by an Indemnified Party in the absence of third party claims.

                  “Governmental Authority” shall mean any federal, state, or local or any governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body.

                  “Governmental Order” shall mean any order, writ, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  “Law” shall mean any statute, law, by-law, ordinance, regulation or rule, code or policy of any Governmental Authority.

                  “Liabilities” shall mean any and all direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, liquidated or unliquidated, matured or unmatured or otherwise, including, without limitation, tax liabilities.

                  “Liens” means all liens, mortgages, easements, pledges, charges, restrictions, claims, security interests, options or other encumbrances of any nature.

                  “Note” shall mean that Subordinated Promissory Note in the original principal amount set forth in Section 1.2 hereof to be issued at Closing by the Partnership in accordance with Section 1.2 hereof, as the purchase price payable to the order of SunSub, in the form attached hereto as Exhibit A (together with such modifications as may be reasonably requested by any lender under the Credit Documents, provided such modifications do not materially change or modify the material terms of the Note (including the financial terms), it being understood that any substantive change to the economic or other substantive terms of the Note which adversely effect the Holder’s rights or obligations thereunder shall be deemed a material change for the purposes of this provision).

                  “Note Documents” shall mean, the Securities Purchase Agreement, each Senior Subordinated Note and all other documents, instruments and agreements delivered pursuant to or in connection with the Securities Purchase Agreement and/or any Senior Subordinated Note.

                  “Organizational Documents” shall mean the charter, articles, memorandum or certificate of incorporation or associations, partnership agreement, certificate of limited partnership, operating agreement, limited liability company agreement, certificate of formation, by-laws or other similar formation or governance agreements of any entity, whether or not filed with a Governmental Authority.

                  “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, unlimited liability

                  “Representative” shall mean any officer, director, principal, attorney, stockholder financial advisor, lender, accountant, general or limited partner, member, trustee, agent, employee or other representative of a Person or its Affiliates.

                  “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  “Securities Purchase Agreement” means those certain Securities Purchase Agreements, originally dated March 2, 2000, among the Partnership, the Subsidiary Partnership, and the purchasers of Senior Subordinated Notes thereunder, as the same may be amended, restated, modified, replaced, refinanced or supplemented from time to time.

                  “Senior Credit Agreement” shall mean that certain Credit Agreement, dated as of March 2, 2000, among the Subsidiary Partnership, as borrower, Bank of America, N.A., as Administrative Agent and lender, and those other financial institutions signatory thereto, as lenders, as the same may be amended, restated, modified, replaced, refinanced or supplemented from time to time.

                  “Senior Subordinated Notes” means those certain 12% Senior Subordinated Notes of the Partnership due March 2, 2008 issued pursuant to the Securities Purchase Agreements, as the same may be amended, restated, modified, replaced, refinanced or supplemented from time to time.

                  “Subsidiary Partnership” shall mean GC-SUN Holdings II, L.P., a Delaware limited partnership.

                  “SunSub Units” shall mean the following Units in the Partnership issued to SunSub: (i) 49,000 Class B Units and (ii) 659.352 Class F Units.

                  “Unit” shall have the meaning set forth in the Partnership Agreement.

                  Section 8.2       Other Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE IX.
GENERAL PROVISIONS

                  Section 9.1       Expenses. Each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

                  Section 9.2       Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

(a)	if to any of the SunSource Entities, to:

The Hillman Companies, Inc.

10590 Hamilton Road

Cincinatti, OH, 45231

Facsimile: (215) 282-1290

Attention: James P. Waters

with a copy to (but not as required notice hereunder):

Piper Marbury Rudnick & Wolfe LLP

1200 19th Street, N.W.

Washington, D.C. 20036

Facsimile: (202) 223-2085

Attention: Anthony H. Rickert, Esq.

(b)	if to the Partnership, to:

GC-SUN Holdings, L.P.

c/o Glencoe Capital, L.L.C.

190 S. LaSalle Street, Suite 2330

Chicago, Illinois 60603

Facsimile: (312) 795-0455

Attention: Ronald D. Wray

with a copy to (but not as required notice hereunder):

Latham & Watkins

233 S. Wacker Drive

Sears Tower, Suite 5800

Chicago, Illinois 60606

Telecopy: (312) 993-9767

Attention: Mark D. Gerstein, Esq.

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.

                  Section 9.3       Headings; Table of Contents. The descriptive headings contained in this Agreement and table of contents of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.4       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  Section 9.5       Entire Agreement. This Agreement (including all exhibits, documents, and materials hereunder referred to) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  Section 9.6       Assignment. This Agreement may not be assigned (by operation of law or otherwise) by the SunSource Entities without the prior written consent of the Partnership, which consent shall not be unreasonably withheld. This Agreement may not be assigned (by operation of law or otherwise) by the Partnership without the prior written consent of SunSource, which consent may be granted or withheld in its sole discretion, except that the Partnership may, without the prior written consent of any SunSource Entity, transfer or assign this Agreement by operation of law or otherwise to any wholly-owned Affiliate of the Partnership, provided the Partnership remains bound by its obligations under this Agreement. Notwithstanding anything in this Agreement, including, without limitation, this Section 9.6, (a) the Partnership may, without the prior consent of any Person, collaterally assign any or all of its rights under this Agreement to the lenders, or agents therefor, providing any financing to the Partnership and (b) any of the SunSource Entities may, without the prior consent of any Person, collaterally assign any or all of its rights under this Agreement to the Bank of America. Any attempted assignment in violation of this Section 9.7 shall be null and void.

                  Section 9.7       No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 9.8       Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  Section 9.9       Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  Section 9.10       GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAWS. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL COURT SITTING IN THE COUNTY OF NEW CASTLE, UNLESS THERE IS NO FEDERAL COURT JURISDICTION, IN WHICH CASE THE ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY STATE COURT SITTING IN THE COUNTY OF NEWCASTLE, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY OR PARTIES HERETO WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO, THIS AGREEMENT OR ANY PORTION THEREOF, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS FOR NOTICE UNDER SECTION 9.2 OF THIS AGREEMENT. NOTHING IN THIS SECTION 9.10 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE CONSENTS TO JURISDICTION SET FORTH IN THIS SECTION 9.10 SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE VENUES SPECIFIED ABOVE AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS SECTION 9.10 AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO.

                  Section 9.11       Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties hereto and the matter (subject to the provisions set forth in this Section 9.11 of this Agreement), in addition to any other remedy to which they may be entitled, at law or in equity.

                  Section 9.12       Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GC-SUN HOLDINGS, L.P.

By:	GC-SUN G.P., Inc., its general partner

	By:	/s/ Ronald D. Wray

Name:

Title:

THE HILLMAN COMPANIES, INC.

By:	/s/ Maurice P. Andrien, Jr.

Name: Maurice P. Andrien, Jr.

Title: Chief Executive Officer

SUNSUB HOLDINGS, LLC

By:	/s/ Maurice P. Andrien, Jr.

Name: Maurice P. Andrien, Jr.

Title: Manager

SIGNATURE PAGE TO UNIT REPURCHASE AGREEMENT